Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is designed to show how the merger of American National Bankshares Inc. (“American”) and MidCarolina Financial Corporation (“MidCarolina”) might have affected historical financial statements if the merger had been completed at an earlier time and was prepared based on the historical financial results reported by American and disclosed by MidCarolina in other public filings.

The unaudited pro forma balance sheet data assumes that the merger took place on March 31, 2011 and combines American’s consolidated balance sheet as of March 31, 2011 with MidCarolina’s consolidated balance sheet as of March 31, 2011. The unaudited pro forma statements of income for the three months ended March 31, 2011 and the year ended December 31, 2010 give effect to the merger as if it occurred at the beginning of each applicable period. The unaudited pro forma financial statements give effect to the proposed merger under the acquisition method of accounting.

The unaudited pro forma combined financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the companies been combined during these periods.

The unaudited pro forma combined consolidated financial statements are based on, and should be read together with, the historical consolidated financial statements and related notes of American contained in its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, and of MidCarolina, contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Standards (“SFAS”) No. 141(R) (ASC Topic 805) (“ASC Topic 805”), which replaced SFAS 141, “Business Combinations,” for periods beginning on or after December 15, 2008, but retains the fundamental requirements in SFAS 141, that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.

AMERICAN NATIONAL BANKSHARES INC. AND MIDCAROLINA FINANCIAL CORP.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

March 31, 2011

(dollars in thousands, except per share data)

	American Historical	MidCarolina Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and due from banks	$14,248	$1,666	$—		$15,914
Federal funds and Interest-bearing deposits in	25,397	28,088	—		53,485

Total cash and cash equivalents	39,645	29,754	—		69,399

Securities held to maturity	3,146	—	—		3,146
Securities available for sale, at fair value	226,171	88,100	—		314,271

Mortgage loans held for sale	1,309	683	—		1,992

Loans, net of unearned income	516,629	386,873	(35,209	) (2)	868,293
Less allowance for loan losses	8,257	9,691	(9,691	) (3)	8,257

Net loans	508,372	377,182	(25,518)		860,036

Premises and equipment, net	19,308	6,536	400	(4)	26,244
Other real estate owned	3,532	10,201	(6,631	) (5)	7,102
Core deposit intangibles	1,226	—	7,603	(6)	8,829
Goodwill	22,468	—	15,888	(7)	38,356
Bank-owned life insurance	4,137	8,592	—		12,729
Restricted stock	4,062	2,075	—		6,137
Deferred income tax	1,506	4,534	8,119	(8)	15,459
	—	—	1,300	(1)	—
Other assets	10,356	4,429	—		14,785

Total assets	$845,238	$532,086	$1,162		$1,378,486

LIABILITIES
Noninterest-bearing deposits	$117,260	$54,291	$—		$171,551
Interest-bearing deposits:
Interest bearing transaction accounts	96,686	230,453	—		327,139
Money market accounts	57,530	—	—		57,530
Savings accounts	63,236	14,436	—		77,672
Time deposits	328,771	81,421	1,398	(9)	411,590
Brokered deposits	—	91,210	—		91,210

Total interest-bearing deposits	546,223	417,520	1,398		965,141

Total deposits	663,483	471,811	1,398		1,136,692

Securities sold under agreements to repurchase	43,871	—	—		43,871
Other short-term borrowings	—	—	—		—
Long-term borrowings	4,450	10,000	(170	) (10)	14,280
Trust Preferred capital notes	20,619	8,764	(2,177	) (11)	27,206
Other liabilities	3,443	897	5,300	(1)	9,640

Total liabilities	735,866	491,472	4,351		1,231,689

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock	—	4,819	—	(12)	4,819
Common stock	6,153	15,215	(13,589	) (12)	7,779
Surplus	27,541	—	34,979	(12)	62,520
Retained earnings	75,214	21,660	(21,660	) (12)	71,214
	—	—	(4,000	) (1)	—
Accumulated other comprehensive income (loss)	464	(1,080)	1,080	(12)	464

Total stockholders’ equity	109,372	40,614	(3,190)		146,796

Total liabilities and stockholders’ equity	$845,238	$532,086	$1,162		$1,378,486

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial information. Certain reclassifications have been made to MidCarolina’s balance sheet to conform with American’s presentation.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet at March 31, 2011

Under acquisition accounting MidCarolina’s assets and liabilities and any identifiable intangible assets are required to be stated at their estimated fair values. American has engaged a competent third party valuation specialist to assist in the valuation of the major financial assets and liabilities of the acquired bank. Pro form adjustments reflected herein present preliminary estimates based on initial work by the valuation specialist and American and is preliminary and subject to adjustment and may vary from the actual purchase price allocation that will be recorded based on the actual balance sheet at the acquisition date.

(1) Adjustment to record estimated one-time merger related expenses totaling $5.3 million ($4.0 million net of taxes at a 35% tax rate.)

(2) Management has not finalized the amounts of those loans with evidence of deterioration of credit quality since origination and where it is probable that the collection of all contractually required payments receivable would not occur and thus within the scope of ASC 310-30 (formerly SOP 03-3). However, initial estimates are $88.3 million of unpaid principal balance will apply. The contractually required payments receivable related to these loans is approximately $93.3 million with expected cash flow to be collected of $80.3 million. The estimated fair value of such loans is $71.7 million, with a nonaccretable difference of $12.9 million and accretable yield of $8.6 million. For purposes of these pro formas, management is recognizing income on the related interest mark of $3.5 million over five years, the expected life of the loans, using the sum of the years digits method as an approximation of the level yield method.

For the remaining portfolio of approximately $298.6 million that is not within the scope of ASC 310-30, the Company will accrete the estimated fair value adjustment of $18.6 million over the estimated life of the loans of five years using the sum of the years digits method as an approximation of the level yield method, based upon the guidance for accounting for loan origination fees and costs under ASC 310-20 (formerly SFAS 91).

(3) Elimination of MidCarolina’s allowance for loan losses.

(4) Adjustment to premises and equipment to reflect increased value of real estate as provided by a preliminary valuation.

(5) Adjustment to reflect fair value of other real estate as provided by a preliminary valuation.

(6) Estimation of fair value of core deposit intangible (“CDI”). The estimated CDI represents the estimated future economic benefit resulting from the acquired customer balances and relationships. This value was estimated based on similar transactions while the final value will be determined based upon an independent appraisal at the date of the acquisition. For pro forma purposes, we are amortizing the CDI using the sum-of-the-years-digits method, as a proxy for accelerated amortization, and an estimated life of seven years.

(7) Estimated amount of goodwill to be recorded in the acquisition of MidCarolina, less amounts allocated to the fair value of tangible and specifically identified intangible assets acquired. The purchase price and purchase price allocation are as follows:

Allocation of Purchase Price
Total consideration
Preferred stock	$4,819
Common stock (1,626,183 @ $22.51, March 31, 2011 closing price for American)	36,605

Total consideration (Purchase Price)		$41,424
Net assets acquired (book value)		40,614

Purchase price greater than book value		810

Allocated to:
Core deposit intangible		7,603
Eliminate existing allowance for loan losses		9,691
Fair value adjustment on loans		(35,209)
Premises and equipment		400
Deposits		(1,398)
Long term borrowings (FHLB advances)		170
Trust preferred capital notes		2,177
Other real estate owned		(6,631)
Deferred income tax asset		8,119

Total allocations		(15,078)

Purchase price less allocation to identifiable asset and liabilities (goodwill)		$15,888

(8) Estimated deferred tax asset arising from the credit quality fair value adjustment on loans and other fair value adjustments of assets and liabilities, less deferred tax liabilities arising from the core deposit intangible and other fair value adjustments of assets and liabilities, all at a 35% tax rate.

(9) Fair value adjustment on time deposits at current market rates for similar products. This adjustment will be accreted into income over the estimated lives of the time deposits. Due to the very short estimated lives of these deposits, American expects that the adjustment accretion will reduce interest expense over the first year of the merger. This amount will be adjusted to actual based on a final valuation as of the merger date.

(10) Fair value adjustment of borrowings at current interest rates for similar borrowings. This adjustment amortization will increase interest expense over the estimated remaining five year life of the borrowings. Estimated amortization was determined using the straight line method, which should approximate the level yield method, as these borrowings are due at maturity. We are in the process of conducting a merger date independent valuation of these amounts.

(11) Fair value adjustment of borrowings at current interest rates for similar borrowings. This adjustment amortization will increase interest expense over the estimated remaining 20 year life of the borrowings. Estimated amortization was determined using the straight line method, which should approximate the level yield method, as their borrowings are due at maturity. We are in the process of conducting a merger date independent valuation of these amounts.

(12) Elimination of MidCarolina stockholders’ equity as part of the acquisition accounting adjustments representing the conversion of all MidCarolina common shares into American common shares and the conversion of MidCarolina preferred into American preferred. MidCarolina common shares convert at a ratio of 0.33 American shares for each share of MidCarolina. MidCarolina preferred shares will be converted with the same terms and conditions as they had originally.

AMERICAN NATIONAL BANKSHARES INC. AND MIDCAROLINA FINANCIAL CORP.

Unaudited Pro Forma Condensed Combined Consolidated Statements of Income

For the Quarter Ended March 31, 2011

(dollars in thousands, except per share data)

	American Historical	MidCarolina Historical	Pro Forma Adjustment		Pro Forma Combined
Interest Income
Interest and fees on loans	$6,679	$5,294	$1,854	(1)	$13,827
Interest on federal funds sold and deposits in other banks	70	9	—		79
Dividends	27	6	—		33
Interest and dividends on securities:
Taxable	1,169	373	104	(2)	1,646
Nontaxable	716	294	—		1,010

Total interest and dividend income	8,661	5,976	1,957		16,594

Interest Expense
Interest on deposits	1,580	1,339	(350	) (3)	2,569
Interest on trust preferred capital notes	343	—	—		343
Interest on securities sold under agreement to repurchase	80	—	—		80
Interest on long-term borrowings	53	168	36	(4)	257

Total interest expense	2,056	1,507	(314)		3,249

Net interest income	6,605	4,469	2,271		13,345
Provision for loan losses	337	1,200	—		1,537

Net interest income after provision for loan losses	6,268	3,269	2,271		11,808

Noninterest Income
Trust fees and brokerage	928	69	—		997
Service charges on deposit accounts	421	150	—		571
Other service charges, commissions and fees	316	—	—		316
Mortgage banking income	147	116	—		263
Gains on securities transactions, net	1	—	—		1
Other-than-temporary impairment of securities available for sale	—	—	—		—
Increase in cash surrender value of life insurance	34	78	—		112
Other operating income	124	127	—		251

Total noninterest income	1,971	540	—		2,511

Noninterest Expense
Salaries and benefits	3,026	1,332	—		4,358
Occupancy expenses	699	380	5	(5)	1,084
FDIC assessment	205	318	—		523
Bank franchise tax	175	30	—		205
Amortization of core deposit premiums	94	—	475	(6)	569
Losses on sales of other real estate owned and bank premises, net	22	229			251
Merger related expenses	309	108	(417	) (7)	—
Other expenses	1,249	1,026			2,275

Total noninterest expenses	5,779	3,423	63		9,265

Income before income taxes	2,460	386	2,208		5,054
Income tax expense	682	94	662	(8)	1,438

Net income	$1,778	$292	$1,546		$3,616

Dividends paid and accumulated on preferred stock	—	50	—		50

Net income available to common stockholders	1,778	242	1,546		3,566

Earnings per common share, basic	$0.29	$0.05			$0.46

Earnings per common share, diluted	$0.29	$0.05			$0.46

Weighted average shares outstanding – Basic	6,143,602	4,927,828	1,626,183	(9)	7,769,785
Weighted average shares outstanding – Diluted	6,152,738	4,931,814	1,626,183		7,778,921

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial information. Certain reclassifications have been made to MidCarolina’s income statement to conform with American’s presentation.

AMERICAN NATIONAL BANKSHARES INC. AND MIDCAROLINA FINANCIAL CORP.

Unaudited Pro Forma Condensed Combined Consolidated Statements of Income

For the Year Ended December 31, 2010

(dollars in thousands, except per share data)

	American Historical	MidCarolina Historical	Pro Forma Adjustment		Pro Forma Combined
Interest Income
Interest and fees on loans	$28,148	$22,943	$7,414	(1)	$58,505
Interest on federal funds sold and deposits in other banks	360	48	—		408
Dividends	95	29	—		124
Interest and dividends on securities:
Taxable	5,042	1,539	415	(2)	6,996
Nontaxable	2,288	1,167	—		3,455

Total interest and dividend income	35,933	25,726	7,829		69,488

Interest Expense
Interest on deposits	6,708	7,155	(1,398	) (3)	12,465
Interest on trust preferred capital notes	1,373	320	—		1,693
Interest on securities sold under agreement to repurchase	382	—	—		382
Interest on long-term borrowings	256	648	143	(4)	1,047

Total interest expense	8,719	8,123	(1,255)		15,587

Net interest income	27,214	17,603	9,085		53,902
Provision for loan losses	1,490	6,418	—		7,908

Net interest income after provision for loan losses	25,724	11,185	9,085		45,994

Noninterest Income
Trust fees and brokerage	3,391	248	—		3,639
Service charges on deposit accounts	1,897	712	—		2,609
Other service charges, commissions and fees	1,163	—	—		1,163
Mortgage banking income	1,560	786	—		2,346
Gains on securities transactions, net	157	51	—		208
Other-than-temporary impairment of securities available for sale	(31)	(29)	—		(60)
Increase in cash surrender value of life insurance	137	335	—		472
Other operating income	840	556	—		1,396

Total noninterest income	9,114	2,659	—		11,773

Noninterest Expense
Salaries and benefits	12,505	5,261	—		17,766
Occupancy expenses	2,936	1,506	20	(5)	4,462
FDIC assessment	795	1,085	—		1,880
Bank franchise tax	670	121	—		791
Amortization of core deposit premiums	378	—	1,901	(6)	2,279
Losses on sales of other real estate owned and bank premises, net	583	110			693
Merger related expenses	358	108	(466	) (7)	—
Other expenses	5,154	4,690	—		9,844

Total noninterest expenses	23,379	12,881	1,455		37,715

Income before income taxes	11,459	963	7,630		20,052
Income tax expense	3,181	(14)	2,289	(8)	5,456

Net income	$8,278	$977	$5,341		$14,596

Dividends paid and accumulated on preferred stock	—	364	—		364

Net income available to common stockholders	8,278	613	5,341		14,232

Earnings per common share, basic	$1.35	$0.12			$1.84

Earnings per common share, diluted	$1.35	$0.12			$1.83

Weighted average shares outstanding – Basic	6,123,870	4,927,828	1,626,183	(9)	7,750,053
Weighted average shares outstanding – Diluted	6,131,650	4,927,828	1,626,183		7,757,833

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial information. Certain reclassifications have been made to MidCarolina’s income statement to conform with American’s presentation.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations for the three months ended March 31, 2011 and the year ended December 31, 2010

(1) Reflects estimated accretion of the fair value adjustments to loans over the expected life of five years, using the sum of years digits method as an approximation of the level yield method.

(2) All investments were identified as available for sale and recorded at fair value. The available for sale discount of $1.6 million accreted into income over an estimated life of seven years, computed using the sum of years digits method as an approximation of the level yield method.

(3) Reflects estimated accretion of the fair value adjustments to time deposits over their expected life of one year.

(4) Reflects the estimated amortization of the fair value adjustments to FHLB borrowings over the expected life of five years and the fair value adjustment of trust preferred notes over the expected life of 20 years. All this debt is payable at maturity and amortization is computed on a straight line basis, as an approximation of the level yield method.

(5) Amount represents estimated additional depreciation from fair value adjustment to real estate assets, computed over an estimated 20 year life on a straight line basis.

(6) Amount represents CDI amortization computed using the sum of years digits method as a proxy for accelerated amortization, over an estimated life of seven years.

(7) Adjustment to remove merger related expenses from pro forma income statement.

(8) The effective tax rate for American is less than 28%. For purposes of this pro forma we are estimating the combined effective tax rate at 30%.

(9) The pro forma number of shares issued by American was computed by multiplying 4.9 million MidCarolina shares outstanding by the fixed exchange ratio of 0.33.